Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ViroPharma Incorporated:

We consent to the incorporation by reference in the registration statement on Form S-3 of ViroPharma Incorporated of our reports dated February 28, 2008, with respect to the consolidated balance sheets of ViroPharma Incorporated as of December 31, 2007 and 2006, and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007 and the effectiveness of internal control over financial reporting as of December 31, 2007, and to the reference to our firm under the caption “Experts” in the registration statement.

Our report dated February 28, 2008 on the consolidated financial statements refers to ViroPharma’s adoption of Financial

Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” on January 1, 2007 and Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” on January 1, 2006.

/s/ KPMG LLP

Short Hills, NJ

December 22, 2008